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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-21273 and No. 333-54392 on Form S-3 and in Registration Statements No. 333-03465 and No. 333-61611 on Form S-8 of Shurgard Storage Centers, Inc. of our report dated February 23, 2001, appearing in the Annual Report on Form 10-K of Shurgard Storage Centers, Inc. for the year ended December 31, 2000.




DELOITTE & TOUCHE LLP
Seattle, Washington
March 12, 2001